                                                                     Exhibit d.4

                               AUCTION PREFERRED
                   SHARE(S) OF BENEFICIAL INTEREST, SERIES A

                                 NO PAR VALUE
                   $25,000 LIQUIDATION PREFERENCE PER SHARE

Number
------
   1


THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 72200N 20 5
IN BOSTON OR IN NEW YORK CITY                               SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                    PIMCO CALIFORNIA MUNICIPAL INCOME FUND
                               SHARE CERTIFICATE



          This certifies that Cede & Co. is the owner of [__________ (_____)] fully paid and non-assessable Auction Preferred Share(s) of Beneficial Interest, Series A, No Par Value, $25,000 Liquidation Preference Per Share, of PIMCO California Municipal Income Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of May 10, 2001, establishing PIMCO California Municipal Income Fund, and all amendments and restatements thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated Bylaws of PIMCO California Municipal Income, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
    Bankers Trust Company
    (New York, New York)
    Transfer Agent and Registrar

BY:


-------------------------       -------------------        --------------------
  Authorized Signature               Treasurer                  President

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

          The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation                  Equivalent                                 Abbreviation              Equivalent
---------------------------   ----------------------------------------  ------------------------- ---------------------------
JT TEN                        As joint tenants, with rights of          TEN IN COM                As tenants in common
                              and not as tenants in common              TEN BY ENT                As tenants by the enireties
                                                                        UNIF TRANSFERS MIN ACT    Uniform Transfers to Minors Act

Abbreviation                  Equivalent                                Abbreviation              Equivalent
---------------------------   ----------------------------------------  ------------------------- ---------------------------
ADM                           Administrator(s)                          FDN                       Foundation
                              Administratrix                            PL                        Public Law
AGMT                          Agreement                                 TR                        (As) trustee(s) for, of
CUST                          Custodian for                             UA                        Under Agreement
EST                           Estate, Of estate of                      UW                        Under will of, Of will of,
EX                            Executor(s), Executrix                                              Under last will & testament
FBO                           For the benefit of

    Additional abbreviations may also be used though not in the above list.

                                 TRANSFER FORM
                                 -------------

     For value received, ____________________ hereby sell, assign and transfer
unto:                        (I/We)

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------      ------------------------------------------------------------
   Please Print or Typewrite Name and Address (including postal Zip Code of
                                   Assignee)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     ________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________ Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated __________________,   ______


Signature Guaranteed By       Signature(s)_____________________________________
                                          (The signature of this assignment must
                                          correspond exactly with the name as
                                          written upon the face of this
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever. If more than
                                          one owner, all must sign.)



______________________________________
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)


                                IMPORTANT NOTICE

     When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

     Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.


     This certificate is issued subject to the provisions restricting transfers of the Auction Preferred Shares of Beneficial Interest, Series B, contained in the Amended and Restated Bylaws of PIMCO California Municipal Income Fund.

                               AUCTION PREFERRED
                   SHARE(S) OF BENEFICIAL INTEREST, SERIES B

                                 NO PAR VALUE
                   $25,000 LIQUIDATION PREFERENCE PER SHARE

Number
------
  1


THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 72200N 30 4
IN BOSTON OR IN NEW YORK CITY                               SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                    PIMCO CALIFORNIA MUNICIPAL INCOME FUND
                               SHARE CERTIFICATE



          This certifies that Cede & Co. is the owner of [__________ (_____)] fully paid and non-assessable Auction Preferred Share(s) of Beneficial Interest, Series B, No Par Value, $25,000 Liquidation Preference Per Share, of PIMCO California Municipal Income Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of May 10, 2001, establishing PIMCO California Municipal Income Fund, and all amendments and restatements thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated Bylaws of PIMCO California Municipal Income, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
    Bankers Trust Company
    (New York, New York)
    Transfer Agent and Registrar

BY:


---------------------------      -------------------            ----------------
   Authorized Signature               Treasurer                     President

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


EXPLANATION OF ABBREVIATIONS

          The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation                 Equivalent                              Abbreviation                  Equivalent
---------------------------  -----------------------------------     ----------------------------  ---------------------------
JT TEN                       As joint tenants, with rights of        TEN IN COM                    As tenants in common
                             and not as tenants in common            TEN BY ENT                    As tenants by the entireties
                                                                     UNIF TRANSFERS MIN ACT        Uniform Transfers to Minors Act

Abbreviation                 Equivalent                              Abbreviation                  Equivalent
---------------------------  -----------------------------------     ----------------------------  ---------------------------
ADM                          Administrator(s)                         FDN                          Foundation
                             Administratrix                           PL                           Public Law
AGMT                         Agreement                                TR                           (As) trustee(s) for, of
CUST                         Custodian for                            UA                           Under Agreement
EST                          Estate, Of estate of                     UW                           Under will of, Of will of,
EX                           Executor(s), Executrix                                                Under last will & testament
FBO                          For the benefit of

    Additional abbreviations may also be used though not in the above list.

                                 TRANSFER FORM
                                 -------------

     For value received, ____________________ hereby sell, assign and transfer
unto:                          (I/We)

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------     ------------------------------------------------------------
         Please Print or Typewrite Name and Address (including postal Zip Code of Assignee)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


     ________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________ Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated __________________,   ______


Signature Guaranteed By       Signature(s)______________________________________
                                          (The signature of this assignment must
                                          correspond exactly with the name as
                                          written upon the face of this
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever. If more than
                                          one owner, all must sign. )

______________________________________
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)



                                IMPORTANT NOTICE

     When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

     Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

     This certificate is issued subject to the provisions restricting transfers of the Auction Preferred Shares of Beneficial Interest, Series A, contained in the Amended and Restated Bylaws of PIMCO California Municipal Income Fund.